PRESS RELEASE

FOR IMMEDIATE RELEASE	Media Contact: Cortney T. Klein
July 21, 2011	(302) 571-5253 cklein@wsfsbank.com

WSFS ANNOUNCES 2ND QUARTER 2011
EARNINGS RELEASE DATE AND CONFERENCE CALL

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ: WSFS), the parent company of WSFS Bank, today announced it expects to report second quarter earnings at the end of business Thursday, July 28, 2011.  Management will conduct a conference call to review this information at 1:00 p.m. Eastern Daylight Time (EDT) on Friday, July 29, 2011.  Interested parties may listen to this call by dialing 1-877-312-5857.

A rebroadcast of the conference call will be available two hours after the completion of the conference call until Saturday, August 6, 2011, by calling 1-855-859-2056 and using Conference ID 83735140.

About WSFS Financial Corporation
WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-managed bank and trust company headquartered in Delaware with $4.0 billion in assets on its balance sheet and $7.7 billion in trust assets under management and administration. WSFS has 47 offices located in Delaware (38), Pennsylvania (7), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Investment Group, Inc., Cypress Capital Management, LLC and Cash Connect.  Serving the Delaware Valley since 1832, WSFS is the seventh oldest bank in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com.
# # #